Exhibit 5.1

September 11, 2023

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

RE:	Registration Statement on Form S-1

Dear Ladies and Gentlemen,

We have acted as counsel to Tenon Medical, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholder listed therein, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of 5,989,087 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) that have been or may be issued to Lincoln Park Capital Fund, LLC (the “Selling Stockholder”) pursuant to the Purchase Agreement dated as of July 24, 2023 (the “Purchase Agreement”), by and between the Company and the Selling Stockholder. The Shares consist of: (i) 989,087 shares of Common Stock (the “Commitment Shares”) issued to the Selling Stockholder as consideration for its irrevocable commitment to purchase shares of Common Stock pursuant to the Purchase Agreement and (ii) up to 5,000,000 shares of Common Stock that may be issued to the Selling Stockholder from time to time hereafter pursuant to the Purchase Agreement (the “Purchase Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (i) the genuineness of all signatures, including endorsements, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies and (v) the accuracy, completeness and authenticity of certificates of public officials.

Manhattan Office: 55 West 39th Street, 4th Floor, New York, NY 10018

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Website: www.cmfllp.com

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Commitment Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

2.	The Purchase Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and, when the Purchase Shares are delivered and paid for in accordance with the terms of the Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Purchase Shares will be validly issued, fully paid and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Commitment Shares, the Purchase Shares, the Purchase Agreement or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Commitment Shares, the Purchase Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention or that may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Commitment Shares and the Purchase Shares being registered while the Registration Statement is effective under the Securities Act.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP